UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

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COGDELL SPENCER INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina		28209
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 940-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                (e)  On May 4, 2010, Cogdell Spencer Inc. (the "Company") held its 2010 Annual Meeting of Stockholders (the "Annual Meeting"), at which the Company's stockholders approved the Cogdell Spencer Inc. 2010 Long Term Incentive Compensation Plan (the "2010 Plan”).  The Board, upon the recommendation of the Compensation Committee, adopted the 2010 Plan on February 24, 2010, subject to stockholder approval, and is effective as of February 24, 2010.

The purpose of the 2010 Plan is to advance our interests and the interests of our stockholders by attracting employees, directors and consultants to the Company and its subsidiaries and incentivizing employees, directors and consultants to remain with the Company and its subsidiaries and encouraging them to increase their efforts to make the Company’s business more successful whether directly or through its subsidiaries or other affiliates. The 2010 Plan permits the award of equity-based incentives to employees, directors and consultants of the Company and its subsidiaries in the form of options, restricted stock, phantom shares, dividend equivalent rights and other forms of equity-based compensation (including long term incentive plan units and other interests in the operating partnership).  The terms and conditions of the 2010 Plan are substantially the same to the terms and conditions of the Company's 2005 long term compensation plan.

A description of the material terms of the 2010 Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2010, which is incorporated herein by reference.  The above description of the 2010 Plan is qualified in its entirety by reference to the copy of the 2010 Plan, as approved, filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 4, 2010, the Company held its Annual Meeting at the Company headquarters located at 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209-4670.  The final voting results for each of the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1.   The election of nine members to the board of directors, each to serve until the 2011 annual meeting of stockholders and until his successor is duly elected and qualifies.

	Votes For	Votes Withheld	Broker Non-votes
James W. Cogdell	31,067,190	715,436	4,855,752
Frank C. Spencer	31,383,088	399,538	4,855,752
John R. Georgius	31,339,847	442,779	4,855,752
Richard B. Jennings	31,339,847	442,779	4,855,752
Christopher E. Lee	31,339,847	442,779	4,855,752
Richard C. Neugent	31,387,562	395,064	4,855,752
Randolph D. Smoak, Jr., M.D.	31,352,147	430,479	4,855,752
David J. Lubar	31,374,685	407,941	4,855,752
Scott A. Ransom	31,175,395	607,231	4,855,752

Proposal 2.   The approval of the Cogdell Spencer Inc. 2010 Long Term Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-votes
26,670,402	5,001,269	110,955	4,855,752

Proposal 3.   The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-votes
36,567,559	47,876	22,943	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.

Dated:  May 7, 2010                                                                            By:          /s/ Charles M. Handy
Charles M. Handy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                             Description

Exhibit 10.1                                   Cogdell Spencer Inc. 2010 Long Term Incentive Compensation Plan